Exhibit 99.1

   LD Micro 8th annual invitational – June 6, 2018  Presented by:Milton «Todd» Ault, III, Chairman and CEO  Ticker: DPW

 Safe Harbor  This presentation and other written or oral statements made from time to time by representatives of DPW Holdings, Inc. (sometimes referred to as “DPW”) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as forecasts for the industry in which we operate, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our business, business strategy, expansion, growth, products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Annual Report”) and other information contained in subsequently filed current and periodic reports, each of which is available on our website and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2017 Annual Report. Should one or more of these risks or uncertainties materialize (or in certain cases fail to materialize), or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.Important factors that could cause actual results to differ materially from those in the forward looking statements include: a decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation, the ability to complete customer transactions and capital raising transactions.Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.All forecasts are provided by management in this presentation and are based on information available to us at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products.  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.  Disclaimer

       100% Wholly Owned Subsidiaries  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.  Keystone Holdings  CEO: Amos Kohn  CEO: Darren Magot  CEO: William Corbett

 Mission Statement  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 Strategic Investments  Key Subsidiaries  100%  9%  4.5%  100%  100%  100%  Corporate Organizational Chart  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.  83.8%  98%*  *Ownership interest will decrease to 51% assuming full loan repayment by I.AM, Inc.

 Financial Highlights – March 31, 2018  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 Summary of Results – Balance Sheet  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 Summary of Results – Statement of Operations  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.  Anticipated Revenues (‘000)

 Funding Growth into the Future  Equity Funding – March 31, 2018 (‘000)  Debt Funding – March 31, 2018 (‘000)  *Excluded $135 immaterial investments  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.  Investment in DPW Holdings, Inc – March 31, 2018 (‘000)

 DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.  DPW 10 Year Objectives  Shareholder Centric Approach to Enhance Value

 Coolisys Technologies, Inc. – 100% Owned  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 Super Crypto Mining – 100% Owned  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 Digital Power Lending – 100% Owned  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 MTIX – 83.8% Beneficiary Ownership  *Verified by an independent study  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 I.AM, Inc – 98% Owned  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 New Acquisitions  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

       2018 Initiatives  100% Wholly Owned Subsidiaries  DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.

 DPW Holdings, inc. Information cannot be disclosed or reprinted without prior written permission from dpw holdings, inc.  Summary

 Thank You  Please go to www.DPWHoldings.com to review all our public filings and investor presentations.